Exhibit 16

                           Larry O'Donnell, CPA, P.C.
Telephone (303) 745-4545                                2228 South Fraser Street
Fax (303) 369-9384                                                        Unit I
Email larryodonnellcpa@comcast.net                        Aurora, Colorado 80014
www.larryodonnellcpa.com


December 15, 2010

SECURITIES AND EXCHANGE COMMISSION
Division of Corporation Finance
100 F Street, N.E., Mail Stop 7010
Washington, D.C. 20549

Re: Northern Minerals, Inc

Ladies and Gentlemen:

     I have read the statements made by Northern Minerals, Inc., which were provided to me and which I understand will be filed with the Securities and Exchange Commission pursuant to Item 4.01 of its Form 8-K, regarding the change in certifying accountant. I agree with the statements concerning our firm in such Current Report on Form 8-K. I have no basis to agree or disagree with other statements made under Item 4.01.

     I hereby consent to the filing of the letter as an exhibit to the foregoing report on Form 8-K.

Yours very truly,


/s/ Larry O'Donnell, CPA, PC
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